UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2012

DREW INDUSTRIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-13646	13-3250533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Mamaroneck Avenue, White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 428-9098

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2012, Registrant and Joseph S. Giordano III entered into an Executive Compensation and Non-Competition Agreement providing compensation and benefits in consideration for Mr. Giordano’s services as Chief Financial Officer and Treasurer of Registrant.  Mr. Giordano will receive the following compensation for the period 2012 through 2014 (the “Measurement Period”):

(A)           Annual base salary consisting of $300,000; plus

(B)           Performance-based incentive compensation consisting of the following:

(i)           $2,000 for each $0.01 that Registrant’s adjusted earnings per diluted share (as defined, “Adjusted EPS”) for each year during the Measurement Period exceeds Registrant’s Adjusted EPS for the prior year; plus

(ii)           $2,000 for each $0.01 that Registrant’s Adjusted EPS for each year during the Measurement Period exceeds $1.53; plus

(iii)           $5,000, plus or minus, for each 1% that the increase or decrease in Registrant’s Adjusted EPS for each year during the Measurement Period is above or below 1.75 times the Index of Number of Industry Units Sold (as defined); provided, however, that the amount added or subtracted will not exceed 0.3% of Registrant’s pre-tax income for the subject year; plus

(iv)           One (1%) percent of the entitlement, special refund, reduction to, or credit against, any income or property tax otherwise due to Federal, state or local taxing authorities (each or, collectively, “Savings”) obtained as a result of initiative taken by or under the direction of Mr. Giordano and granted by the taxing authority during any year of the Measurement Period, which Savings are reasonably likely to be realized by Registrant within five (5) years of the date granted; plus

(v)           Five (5%) percent of any Savings granted since January 1, 2009 which is utilized by Registrant during any year of the Measurement Period

(C)           Upon expiration of the Measurement Period, Mr. Giordano will be entitled to receive 300 DSUs, representing shares of Common Stock of Registrant, for each 0.1% that Registrant’s average annual return on invested capital for the Measurement Period is above 18%; provided, however, that the total number of such DSUs will not exceed 15,000 units; plus

(D)           During the Measurement Period, Mr. Giordano will be entitled to receive certain of the benefits and perquisites which he has previously received as Chief Financial Officer and Treasurer of Registrant, including 401(K) matching contribution, disability insurance, and an automobile, the aggregate cost of which for the Measurement Period is estimated to be approximately $70,000 annually; plus

(E)           Long-term non-qualified stock options or other equity awards as the Compensation Committee determines.

(F)           In the event Mr. Giordano is terminated without Cause (as defined) during the Measurement Period, he will be entitled to receive base salary and benefits for a period of one year, and proportionate incentive compensation to the date of termination.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

10 (iii) (A). Executive Compensation and Non-Competition Agreement between Registrant and Joseph S. Giordano III, dated February 10, 2012.

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED (Registrant)

	By:	/s/ Fredric M. Zinn
Fredric M. Zinn President & Chief Executive Officer
Dated: February 10, 2012

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